UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2019

TPG RE Finance Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38156	36-4796967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue, 35th Floor, New York, New York 10106

(Address of Principal Executive Offices) (Zip Code)

(212) 601-4700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRTX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 21, 2019, TPG RE Finance Trust, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders: (i) elected the seven persons listed below as directors of the Company, each to hold office until the Company’s annual meeting of stockholders in 2020 and until his or her successor is duly elected and qualifies; (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and (iii) approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. Set forth below are the voting results for each of the proposals voted upon by the Company’s stockholders at the Annual Meeting:

Proposal 1 – Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
Avi Banyasz	42,550,223	987,552	9,980,349
Greta Guggenheim	43,242,511	295,264	9,980,349
Kelvin Davis	41,600,864	1,936,911	9,980,349
Michael Gillmore	33,793,418	9,744,357	9,980,349
Wendy Silverstein	33,787,066	9,750,709	9,980,349
Bradley Smith	32,034,743	11,503,032	9,980,349
Gregory White	43,375,588	162,187	9,980,349

Proposal 2 – Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2019

Votes For	Votes Against	Abstentions
51,819,956	1,662,263	35,905

Proposal 3 – Advisory Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,719,094	336,302	482,379	9,980,349

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG RE FINANCE TRUST, INC.

By:	/s/ Robert Foley
Name:	Robert Foley
Title:	Chief Financial and Risk Officer

Date: May 22, 2019